SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.   20549




                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)
                       September 30, 1999



                   NORD RESOURCES CORPORATION
     (Exact name of registrant as specified in its charter)



       Delaware                0-6202-2              85-0212139
     (state or other          (Commission         (IRS Employer
     jurisdiction of           File Number)        Identification No.)
     incorporation)


201 Third Street N.W., Suite 1750, Albuquerque, New Mexico      87102
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (505) 766-9955

ITEM 2.   Acquisition or Disposition of Assets

     On   September   30,   1999  Nord  Resources   Corporation   (the
"Corporation") sold its 50% ownership interest in Sierra Rutile Limited and its related entities ("SRL") to an entity controlled by MIL (INVESTMENTS) S.A.R.L. ("MIL"), the largest shareholder of the
Corporation. The Corporation's interest in SRL was sold to MIL pursuant to a Purchase and Sale Agreement executed by the parties on June 16, 1999 ("Purchase and Sale Agreement"). The total consideration paid to the Corporation by MIL was (a) a cash payment of $1,250,000, (b) a 5% carried interest in the acquiring entity, (c) the release of the Corporation from a guaranty obligation of approximately $6,000,000 to the development bank lenders to SRL, and
(d) the redemption and cancellation of MIL's 7,004,200 shares in the Corporation, which shares represented approximately 29.8% of the issued and outstanding shares of the Corporation.

     SRL's primary asset is a titanium dioxide mining facility located in Sierra Leone, West Africa. At that facility, SRL was principally engaged in the mining and processing of rutile and ilmenite, both industrial minerals, and was the largest producer of natural rutile in the world until the mine was shut down in 1995 due to its being overrun by rebel militia forces. The mine has remained shut down since 1995.

     To ensure that the Corporation received fair market value from MIL in exchange for the Corporation's interest in SRL, the Corporation engaged NM Rothschild & Sons (Washington) LLC ("Rothschild") to evaluate the fairness, from a financial point of view, to the shareholders of the consideration to be paid by MIL pursuant to the Purchase and Sale Agreement. Rothschild is one of the world's leading independent merchant banking organizations with substantial experience in advising clients on mergers and acquisitions, divestitures, project finance, equity offerings and other capital market operations.

     In an opinion letter dated June 21, 1999, Rothschild concluded that:

          "[T]he consideration to be paid by Buyer pursuant to the Agreement in respect of the transaction is fair, from a financial point of view, to the shareholders of Seller."

     Under various agreements between the Corporation and MIL that terminated upon the closing of the sale of SRL to MIL, MIL had the right to nominate three persons to the Board while the Board (excluding the MIL nominees) retained the right to designate the remaining four nominees. MIL was obligated to vote its shares for the four Board nominees. In addition, the size of the Board could not be increased or decreased without the approval of at least two MIL nominees.

ITEM 7.   Financial Statements and Exhibits.

     (c)  Exhibits required to be filed by Item 601 of Regulation S-K:

          Item No.                    Description

           10.131             Sale and Purchase Agreement dated June
                              16, 1999 between Nord Resources Corporation,
                              MIL (Investments) S.A.R.L., and SRL Acquisition No. 1 Limited.(1)

           10.132 Shareholders Agreement dated September 30, 1999 between Nord Resources
                              Corporation, MIL (Investments) S.A.R.L.,
                              SRL Acquisition No.  1 Limited, and SRL
                              Holding GmbH.(1)

           10.133             Guaranty dated September 30, 1999
                              between MIL (Investments) S.A.R.L., as
                              Guarantor, and Nord Resources
                              Corporation.(1)

           10.134 Valuation Report and Fairness Opinion dated June 21, 1999 issued by NM
                              Rothschild & Sons (Washington) LLC.(1)

           10.135 Form of Memorandum and Articles of Association of SRL Acquisition No. 1 Limited, a British Virgin Islands corporation (This item is an exhibit to the Purchase and Sale Agreement referenced above and has been omitted as an exhibit to this report because it does not contain information which is material to an investment decision. Registrant hereby agrees to furnish supplementally to the Commission a copy of this item upon request)(1)

             99.1             Press release of Nord Resources
                              Corporation dated October 1, 1999



(1) Pursuant to Rule 12b-32 of the Exchange Act, this document is incorporated by reference to the Notice of and Proxy Statement ("Statement") for the Annual Meeting of Shareholders of Nord Resources Corporation held on September 8, 1999, a definitive copy of which was filed with the Commission on July 26, 1999.

     Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NORD RESOURCES CORPORATION


Date: October 12, 1999                  By:   /s/ Ray W. Jenner
                                        Ray W. Jenner
                                        Chief Financial Officer



                         EXHIBIT INDEX
                                                                             Sequentially
Item  No.                   Description                                      Numbered Page

10.131    Sale and Purchase Agreement dated June 16, 1999 between           See Footnote 1
          between Nord Resources Corporation, MIL (Investments)
          S.A.R.L., and SRLAcquisition No. 1 Limited.(1)

10.132    Shareholders  Agreement  dated  September  30,  1999              See Footnote 1
          between Nord Resources Corporation, MIL (Investments)
          S.A.R.L., SRL Acquisition No.  1 Limited, and SRL Holding
          GmbH.(1)

10.133     Guaranty  dated  September 30,  1999  between  MIL               See Footnote 1
          (Investments) S.A.R.L., as Guarantor, and Nord Resources
          Corporation.(1)

10.134    Valuation  Report and Fairness Opinion dated  June 21, 1999       See Footnote 1
          issued by NM Rothschild & Sons (Washington) LLC.(1)

10.135    Form  of  Memorandum  and Articles  of  Association  of  SRL      See Footnote 1
          Acquisition  No.  1 Limited, a British Virgin  Islands
          corporation.  (This item is an exhibit to the Purchase and
          Sale Agreement referenced above and has been omitted as an exhibit to this report because it does not contain information
          which is material to an investment  decision.   Registrant
          hereby agrees to furnish supplementally to the Commission
          a copy of this item upon request)(1)

99.1      News release of Nord Resources Corporation dated October 1, 1999          1.



(1) Pursuant to Rule 12b-32 of the Exchange Act, this document is incorporated by reference to the Notice of and Proxy Statement
("Statement") for the Annual Meeting of Shareholders of Nord Resources
Corporation held on September 8, 1999, a definitive copy of which was filed with the Commission on July 26, 1999.
